Principal Life Insurance Company 711 High Street, Des Moines, IA 50392 515 247 5111 tel

April 30, 2024

Via EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington D.C. 20549

Re:    Principal National Life Insurance Company Variable Life Separate Account (“Registrant”)
    Principal Variable Universal Life Income IV (“Policy”)
    Post-Effective Amendment No. 8 to Registration Statement on Form N-6
    File Nos. 811-22589, 333-232969

To whom it may concern:

Pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”), the above-named Registrant is filing with the Securities and Exchange Commission (the “Commission”) a post-effective amendment to the Registrant’s registration statement on Form N-6 under the 1933 Act and the Investment Company Act of 1940 (the “Amendment”) for the above-named Contract.

The Amendment contains a facing sheet, a Prospectus, a Statement of Additional Information, Part C, and a signature page.

The Amendment is not being filed to update or amend the prospectuses or statement of additional information for the Registrant’s other variable life insurance policies.

Please call me at 515-247-6785 if you have any questions.

Sincerely,

/s/ Scott Van Wyngarden

Scott Van Wyngarden
Counsel, Registrant